UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2022

a.k.a. Brands Holding Corp.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40828	87-0970919
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 Montgomery Street, Suite 1600
San Francisco, California 94104
(Address of Principal Executive Offices, including Zip Code)
415-295-6085
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	AKA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 24, 2022, Jonathan Harvey, SVP and Head of People, notified a.k.a. Brands Holding Corp. (the “Company”) of his intention to step down as an officer of the Company effective upon January 31, 2022 (the “Separation Date”).
Mr. Harvey has entered into a Severance Agreement and General Release of Claims (the “Severance Agreement”) which provides for certain payments in exchange for Mr. Harvey’s release of claims in favor of the Company and adherence to various restrictive covenants, including a non-disparagement clause and a 12-month non-solicit of customers and employees. Pursuant to the terms of the Severance Agreement, Mr. Harvey will be entitled to receive (i) a one-time lump sum payment equal to six months of pay at Mr. Harvey’s base salary rate as of the Separation Date and (ii) a one-time lump sum payment representing Mr. Harvey’s annual bonus earned for the fiscal year ended December 31, 2021.
The Severance Agreement also contemplates the incentive equity award granted to Mr. Harvey on June 3, 2019, will vest in accordance with the terms of such related incentive award agreement through the Separation Date, after which any remaining unvested equity award will be forfeited.
The foregoing summary of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the Severance Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.
Effective January 31, 2022, the board of directors of the Company appointed Paige Gruemmer as acting Chief People Officer, to serve on an interim basis. Prior to joining the Company, Ms. Gruemmer served as the Chief People Officer for Rodan + Fields, a leading U.S. skincare brand with offices in Australia, Canada and Japan, from 2013-2020. She previously served as the Global Human Resources Executive Officer of Visa from 2002-2012. Ms. Gruemmer received a Juris Doctor from the University of Michigan Law School and a Bachelor of Arts in English and Economics from Vanderbilt University.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Exhibit 10.1 - Severance Agreement and General Release of Claims, effective as of January 31, 2022, by and between the Company and Jonathan Harvey.
104	Cover page interactive data file (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

a.k.a. Brands Holding Corp.

Date: January 28, 2022	By:	/s/ Jill Ramsey
	Name:	Jill Ramsey
	Title:	Chief Executive Officer
2